EXHIBIT 99.1

S&W Announces Results for the Third Quarter of Fiscal 2016

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

FRESNO, California - May 12, 2016 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the third quarter of fiscal year 2016 ended March 31, 2016.

Third Quarter and Year-to-Date Fiscal 2016 Financial Highlights:

  Quarterly revenue of $25.0 million compared to $30.5 million in the comparable quarter of fiscal 2015;

  Year-to-date revenue of $61.4 million compared to $52.5 million in the comparable period of fiscal 2015;

  Quarterly gross profit margins of 22.0% and year to date adjusted gross profit margins of 19.2%;

  Quarterly Adjusted EBITDA (see Table B) of $2.7 million and year-to-date adjusted EBITDA (see Table B) of $3.4 million;

  Net income totaled $0.6 million for the third quarter of fiscal 2016 compared to a net loss of $(0.5) million in the third quarter of fiscal 2015;

  Adjusted non-GAAP net income (see Table A-1) of $0.6 million for the third quarter of fiscal 2016 compared to adjusted non-GAAP net income of $2.0 million versus the comparable period of the prior year;

  GAAP EPS of $0.04 per diluted share for the third quarter of fiscal 2016 compared to a loss of $(0.04) per diluted share in the third quarter of fiscal 2015;

  Adjusted Non-GAAP EPS (see Table A-1) for the third quarter of fiscal 2016 was $0.04 per diluted share compared to $0.16 per diluted share in the third quarter of fiscal 2015;

  Completed a rights offering to existing shareholders and separate offering to the convertible note holders, collectively raising gross proceeds of $8.8 million;

  Accelerated re-payment of a portion of convertible debentures and other debt, reducing overall debt by approximately $7.7 million during the third quarter; and

  Contracted acres dedicated to alfalfa seed production increased 15% during calendar year 2016 compared to calendar year 2015.

Quarterly Results
For the third quarter of fiscal year 2016, revenue was $25.0 million versus $30.5 million in the comparable period of the prior year. The decrease in revenue for the third quarter of fiscal 2016 versus the comparable period in the prior year was attributable to the timing of sales under the Company's distribution and production agreements with DuPont Pioneer. Shipments that were originally scheduled for delivery in the third quarter of fiscal 2016 were shipped during the second quarter of fiscal 2016. Year-to-date, shipments to DuPont Pioneer have totaled $30.8 million compared to $22.9 million in the year ago period. Revenue generated outside of our distribution and production agreements with DuPont Pioneer increased 17% in the third quarter versus the comparable period in the prior fiscal year.

Gross profit margins during the third quarter of fiscal 2016 were 22.0% compared to gross profit margins of 23.3% in the third quarter of fiscal 2015. Gross profit margins during the third quarter of fiscal 2016 reflect a change in product mix from the year ago period. As previously mentioned, the Company accelerated certain shipments of its dormant alfalfa seed to DuPont Pioneer during the second quarter of fiscal 2016, which generally carry a higher margin profile than its non-dormant business. Additionally, the Company continues to be impacted by higher seed costs within the Company's non-dormant operations, driven by lower than expected yields on the 2015 alfalfa seed harvests. To limit variability of future production costs due to farming yields, the Company has terminated production arrangements where its production costs are variable on a per unit basis.

Selling, general and administrative (SG&A) expenses for the third quarter of fiscal 2016 totaled $2.5 million compared to SG&A of $2.2 million for the comparable period in fiscal 2015. Total operating expenses for the third quarter of fiscal 2016 were $3.9 million compared to total operating expenses of $3.5 million in the year ago period. The Company incurred SG&A and total operating expenses of $0.1 million in the third quarter of fiscal 2015 pertaining to non-recurring transaction expenses.

Adjusted non-GAAP net income (see Table A-1) for the third quarter of fiscal 2016, excluding various items (change in derivative warrant liabilities, change in contingent consideration obligation, loss on equity method investment, and interest expense - amortization of debt discount), was $0.6 million, or $0.04 per basic and diluted share. Adjusted non-GAAP net loss (see Table A-1) for the third quarter of fiscal 2015, excluding various items (non-recurring cost of revenue charges, non-recurring transaction costs, change in derivative warrant liabilities, and interest expense - amortization of debt discount) was $2.0 million, or $0.16 per basic and diluted share.

GAAP net income for the third quarter of fiscal 2016 was $0.6 million, or $0.04 per basic and diluted share, compared to a GAAP net loss of $(0.5) million, or $(0.04) per basic and diluted share, in the third quarter of fiscal 2015.

Adjusted EBITDA (see Table B) for the third quarter of fiscal 2016 was $2.7 million compared to Adjusted EBITDA of $4.6 million in the third quarter of fiscal 2015.

Outlook
Based upon the evaluation of information currently available to management, the Company continues to expect to generate annual revenue of approximately $95 million for the fiscal year ending June 30, 2016, reflecting an increase of approximately 17% over fiscal 2015.

Management Discussion
Mark Grewal, president and chief executive officer of S&W Seed Company, commented, "Fiscal 2016 continues to be a pivotal year in the growth and evolution of S&W Seed Company in becoming a leader in the alfalfa seed industry. We have built a strong contracted seed grower production base, established global seed distribution channels and are leveraging our leading research and development capabilities to address significant opportunities in agriculture.

Matthew Szot, chief financial officer of S&W Seed Company, commented, "During the third quarter, we continued to execute successfully on our distribution and production agreements with DuPont Pioneer, while also driving organic growth from our historical non-dormant operations. Our gross profit margins on our non-dormant business continue to be impacted during the current fiscal year as the weaker than anticipated seed yields have increased our seed production costs. We have terminated production arrangements where we carry farming and yield risk, which should result in expanded margins in fiscal 2017 and beyond. Additionally, we remain focused on other gross margin expansion initiatives that we believe will drive profitability on a go forward basis."

Mr. Szot continued, "We continue to make strides to strengthen our balance sheet. Our original convertible debt balance of $27 million has been paid down to $8.8 million through today. We look forward to retiring the remaining convertible debt balance over the next 10 months."

Mr. Grewal concluded, "The alfalfa seed markets continue to be characterized by strong demand and decreased supply on a global basis. The 2016 harvest from Australian has largely been characterized as 'average,' which we believe should allow for a continuation of these prevailing market trends, while allowing S&W to benefit compared to the year ago period from increased optimization initiatives. These trends, coupled with our recent successful efforts to increase our acres dedicated to alfalfa seed production by 15% during calendar year 2016 compared to 2015, are expected to be a catalyst for organic revenue growth and gross margin improvement in fiscal 2017. I am pleased with the progress made to drive value in S&W and look forward to building on this progress into the future."

Conference Call
S&W Seed Company has scheduled a conference call for today, Thursday, May 12, 2016, at 4:30 pm ET (1:30 pm PT) to review the results of its most recent quarter. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10085828. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted gross profit margin, adjusted selling, general and administrative expenses, adjusted operating expenses, adjusted EBITDA, adjusted net income (loss) and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of S&W's business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of these measures where applicable to the most applicable financial measures under GAAP, see Tables A-1, A-2, and B included in the tables accompanying this release.

In order to calculate these non-GAAP financial measures, the Company makes targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that the Company believes otherwise distort the underlying results and trends of the ongoing business. The Company has excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Cost of revenue. We exclude a portion of cost of revenue representing losses incurred in connection with the farming of various non-seed crops. These amounts are non-recurring and unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Selling, general and administrative expenses; operating expenses. We exclude a portion of SG&A expense and operating expenses related to non-recurring transaction expenses related to acquisitions and financings. Acquisition-related expenses include transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies because such amounts can vary significantly based on the frequency of acquisitions and magnitude of acquisition expenses.

Impairment charges - Disposal of property, plant and equipment loss (gain). We exclude an impairment charge of $500,000 attributable to the unrecovered stand establishment and growing crop costs that were incurred on certain farmland sold in March 2015. These amounts are non-recurring charges and are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in derivative warrant liabilities. Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in December 2014. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Changes in contingent consideration obligation. Change in contingent consideration obligation is related to the change in fair value of the contingent consideration owed to DuPont Pioneer for the December 2014 acquisition. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Gain on sale of marketable securities. Gain on the sale of marketable securities is related to a gain on purchase and subsequent sale of certain bonds. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Loss on equity method investment. Losses from our equity method investment are related to our portion of losses incurred at our 50% owned Joint Corporation in Argentina. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense - amortization of debt discount. Amortization of debt discount and issuance costs are related to our Convertible Debentures and warrants issued in December 2014. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate. The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted gross profit margin is a non-GAAP financial measure that we have calculated by excluding losses incurred in connection with the farming of various non-seed crops. These amounts are unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Adjusted net income (loss) and non-GAAP earnings (loss) per share. We define non-GAAP net income (loss) as net income (loss) less losses incurred on farming of non-seed crops, acquisition related expenses, impairment charges, change in derivative warrant liabilities, change in contingent consideration obligation, interest expense - amortization of debt discount, gain on sale of marketable securities and loss on equity method investment. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude losses incurred in connection with the farming of various non-seed crops, acquisition and financing related expenses, impairment charges, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in derivative warrant liabilities, change in contingent consideration obligation, interest expense - amortization of debt discount, interest expense - convertible debt and other, loss on equity method investment, gain on sale of marketable securities and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of the Company's financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in Fresno, California. The Company's vision is to be the world's preferred proprietary seed company, supplying a range of forage and specialty crop products that support the growing global demand for animal proteins and healthier consumer diets. The Company is the global leader in alfalfa seed, with unrivaled research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the San Joaquin and Imperial Valleys of California, five other U.S. states, Australia and three provinces in Canada, and S&W sells its seed products in more than 30 countries around the globe.  Additionally, the Company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements concerning annual revenue, gross profit margins and adjusted EBITDA for the fiscal year ending June 30, 2016, diversification of our business, and a strengthening alfalfa seed market. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, and in other filings subsequently made by the Company with the Securities and Exchange Commission. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Table A-1

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended			Three Months Ended
	March 31,			March 31,
	2016			2015

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$25,013,779	-	$25,013,779	$30,527,798	-	$30,527,798

Cost of revenue	19,500,605	-	19,500,605	23,410,046	-	23,410,046

Gross profit	5,513,174	-	5,513,174	7,117,752	-	7,117,752

Operating expenses
Selling, general and administrative expenses	2,459,737	-	2,459,737	2,260,978	(111,106)	2,149,872
Research and development expenses	626,316	-	626,316	611,688	-	611,688
Depreciation and amortization	796,062	-	796,062	580,365	-	580,365
Disposal of property, plant and equipment loss (gain)	(2,427)	-	(2,427)	24,646	-	24,646

Total operating expenses	3,879,688	-	3,879,688	3,477,677	(111,106)	3,366,571

Income (loss) from operations	1,633,486	-	1,633,486	3,640,075	(111,106)	3,751,181

Other expense
Foreign currency loss	87,342	-	87,342	33,503	-	33,503
Change in derivative warrant liabilities	(694,800)	694,800	-	1,082,000	(1,082,000)	-
Change in contingent consideration obligation	48,963	(48,963)	-	-	-	-
Loss on equity method investment	28,916	(28,916)	-	-	-	-
Interest expense - amortization of debt discount	1,150,412	(1,150,412)	-	2,020,472	(2,020,472)	-
Interest expense - convertible debt and other	438,879	-	438,879	728,957	-	728,957

Income (loss) before income taxes	573,774	(533,491)	1,107,265	(224,857)	(3,213,578)	2,988,721
Provision for income taxes	5,901	544,947	550,848	244,471	702,954	947,425
Net income (loss)	$567,873	(1,078,438)	$556,417	$(469,328)	(3,916,532)	$2,041,296

Net income (loss) per common share:
Basic	$0.04		$0.04	$(0.04)		$0.16
Diluted	$0.04		$0.04	$(0.04)		$0.16

Weighted average number of common shares outstanding:
Basic	15,420,308		15,420,308	13,166,004		13,166,004
Diluted	15,420,308		15,420,308	13,166,004		13,166,004

Table A-2

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended			Nine Months Ended
	March 31,			March 31,
	2016			2015

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$61,409,948	-	$61,409,948	$52,485,798	-	$52,485,798

Cost of revenue	49,890,460	(259,566)	49,630,894	42,093,045	(265,890)	41,827,155

Gross profit	11,519,488	(259,566)	11,779,054	10,392,753	(265,890)	10,658,643

Operating expenses
Selling, general and administrative expenses	7,239,821	-	7,239,821	7,040,906	(1,256,170)	5,784,736
Research and development expenses	2,049,332	-	2,049,332	1,052,226	-	1,052,226
Depreciation and amortization	2,376,101	-	2,376,101	1,210,676	-	1,210,676
Disposal of property, plant and equipment loss (gain)	(2,427)	-	(2,427)	24,646	-	24,646
Impairment charges	-	-	-	500,198	(500,198)	-

Total operating expenses	11,662,827	-	11,662,827	9,828,652	(1,756,368)	8,072,284

Income (loss) from operations	(143,339)	(259,566)	116,227	564,101	(2,022,258)	2,586,359

Other expense
Foreign currency (gain) loss	(164,471)	-	(164,471)	116,392	-	116,392
Change in derivative warrant liabilities	(2,176,800)	2,176,800	-	1,082,000	(1,082,000)	-
Change in contingent consideration obligation	1,490	(1,490)	-	-	-	-
Gain on sale of marketable securities	(123,038)	123,038	-	-	-	-
Loss on equity method investment	252,619	(252,619)	-	-	-	-
Interest expense - amortization of debt discount	3,111,866	(3,111,866)	-	2,046,615	(2,046,615)	-
Interest expense - convertible debt and other	1,672,863	-	1,672,863	1,137,208	-	1,137,208

Income (loss) before income taxes	(2,717,868)	(1,325,703)	(1,392,165)	(3,818,114)	(5,150,873)	1,332,759
Provision (benefit) for income taxes	(2,773,294)	2,319,360	(453,934)	(931,808)	1,328,970	397,162
Net income (loss)	$55,426	(3,645,063)	$(938,231)	$(2,886,306)	(6,479,843)	$935,597

Net income (loss) per common share:
Basic	$0.00		$(0.07)	$(0.24)		$0.08
Diluted	$0.00		$(0.07)	$(0.24)		$0.08

Weighted average number of common shares outstanding:
Basic	14,278,107		14,278,107	12,179,184		12,179,184
Diluted	14,278,107		14,278,107	12,179,184		12,179,184

Table B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31		March 31
	2016	2015	2016	2015

Net income (loss)	$567,873	$(469,328)	$55,426	$(2,886,306)

Non-recurring cost of revenue charges	-	-	259,566	265,890

Non-recurring transaction costs	-	111,106	-	1,256,170

Non-cash stock based compensation	289,314	233,848	917,487	680,923

Depreciation and amortization	796,062	580,365	2,376,101	1,210,676

Impairment charges	-	-	-	500,198

Foreign currency (gain) loss	87,342	33,503	(164,471)	116,392

Change in derivative warrant liabilities	(694,800)	1,082,000	(2,176,800)	1,082,000

Change in contingent consideration obligation	48,963	-	1,490	-

Gain on sale of marketable securities	-	-	(123,038)	-

Loss on equity method investment	28,916	-	252,619	-

Interest expense - amortization of debt discount	1,150,412	2,020,472	3,111,866	2,046,615

Interest expense - convertible debt and other	438,879	728,957	1,672,863	1,137,208

Provision (benefit) for income taxes	5,901	244,471	(2,773,294)	(931,808)

Non-GAAP Adjusted EBITDA	$2,718,862	$4,565,394	$3,409,815	$4,477,958

S&W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	June 30,
	2016	2015
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$6,267,622	$3,535,458
Accounts receivable, net	12,970,876	26,728,741
Inventories, net	43,049,181	25,521,747
Prepaid expenses and other current assets	2,079,983	797,199
Deferred tax assets	286,734	286,508
TOTAL CURRENT ASSETS	64,654,396	56,869,653

Property, plant and equipment, net	12,889,609	11,476,936
Intangibles, net	35,978,261	38,004,916
Goodwill	9,496,202	9,630,279
Deferred tax assets	7,305,559	4,060,156
Other assets	2,324,268	2,301,127
TOTAL ASSETS	$132,648,295	$122,343,067

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$15,605,814	$13,722,900
Accounts payable - related parties	90,711	1,128,630
Deferred revenue	371,383	525,530
Accrued expenses and other current liabilities	1,506,130	1,802,819
Foreign exchange contract liabilities	-	59,116
Lines of credit	21,710,803	13,755,800
Current portion of long-term debt	428,681	2,223,465
Current portion of convertible debt, net	8,910,997	9,265,929
TOTAL CURRENT LIABILITIES	48,624,519	42,484,189

Contingent consideration obligation	2,079,490	2,078,000
Long-term debt, less current portion	11,181,481	10,682,072
Convertible debt, net, less current portion	-	8,777,041
Derivative warrant liabilities	4,081,200	6,258,000
Other non-current liabilities	158,137	188,160

TOTAL LIABILITIES	66,124,827	70,467,462

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized;
16,839,666 issued and 16,814,666 outstanding at March 31, 2016;
13,479,101 issued and 13,454,101 outstanding at June 30, 2015;	16,839	13,479
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	77,118,847	62,072,379
Accumulated deficit	(4,924,045)	(4,979,471)
Accumulated other comprehensive loss	(5,553,977)	(5,096,586)
TOTAL STOCKHOLDERS' EQUITY	66,523,468	51,875,605
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$132,648,295	$122,343,067

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$55,426	$(2,886,306)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Stock-based compensation	917,487	680,923
Change in allowance for doubtful accounts	(7,350)	17,264
Impairment charges	-	500,198
Depreciation and amortization	2,376,101	1,296,464
(Gain) loss on disposal of property, plant and equipment	(2,427)	24,646
Change in deferred tax asset	(2,974,375)	(904,887)
Change in foreign exchange contracts	(55,817)	27,873
Change in derivative warrant liabilities	(2,176,800)	1,082,000
Change in contingent consideration obligation	1,490	-
Amortization of debt discount	3,111,866	2,046,615
Intercompany foreign exchange gain	(284,774)	-
Gain on sale of marketable securities	(123,038)	-
Loss on equity method investment	252,619	-
Changes in operating assets and liabilities, net:
Accounts receivable	13,498,542	8,167,899
Inventories	(16,946,534)	10,179,531
Prepaid expenses and other current assets	(974,732)	(546,449)
Other non-current assets	(140,569)	249,005
Accounts payable	1,632,353	(12,595,681)
Accounts payable - related parties	(1,021,524)	1,768,819
Deferred revenue	(163,211)	242,250
Accrued expenses and other current liabilities	(277,084)	(13,038)
Other non-current liabilities	(31,311)	6,358
Net cash (used in) provided by operating activities	(3,333,662)	9,343,484

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(2,089,420)	(1,034,183)
Proceeds from disposal of property, plant and equipment	28,100	7,100,000
Acquisition of business	-	(36,688,881)
Investment in Bioceres	-	(4,982)
Purchase of marketable securities	(316,000)	-
Sale of marketable securities	439,038	-
Equity method investment	(439,038)	-
Net cash used in investing activities	(2,377,320)	(30,628,046)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	13,309,716	4,169,025
Net proceeds from exercise of common stock options	34,566	1,080,000
Taxes paid related to net share settlements of stock-based compensation awards	(83,803)	(61,669)
Borrowings and repayments on lines of credit, net	7,822,160	(715,779)
Proceeds from sale of convertible debt and warrants	-	27,000,000
Borrowings of long-term debt	601,341	493,956
Debt issuance costs	-	(1,915,417)
Repayments of long-term debt	(1,974,582)	(2,486,358)
Repayments of convertible debt	(11,274,679)	(5,000,000)
Net cash provided by financing activities	8,434,719	22,563,758

EFFECT OF EXCHANGE RATE CHANGES ON CASH	8,427	189,464

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,732,164	1,468,660

CASH AND CASH EQUIVALENTS, beginning of the period	3,535,458	1,167,503

CASH AND CASH EQUIVALENTS, end of period	$6,267,622	$2,636,163